Exhibit 3.18

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

(giving effect to all amendments through October 10, 2012)

ARTICLE I - Name:

The name of the Company is: VITALIA AT TRADITION, LLC

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

201 ALHAMBRA CIRCLE 12 FL	201 ALHAMBRA CIRCLE, 12 FL
CORAL GABLES, FL 33134	CORAL GABLES, FL 33134

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

JUANITA I. KERRIGAN, SECRETARY

201 ALHAMBRA CIRCLE, 12 FL

Florida street address (P.O. Box NOT acceptable)

CORAL GABLES, FL 33134

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I, further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and lam familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

/s/ Juanita I. Kerrigan
Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGRM	AVATAR PROPERTIES INC.
201 ALHAMBRA CIRCLE, 12 FL
CORAL GABLES, FL 33134

Officers named in Schedule A

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: 9/21/09. (OPTIONAL) (If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Juanita I. Kerrigan
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Juanita I. Kerrigan, VP & SECY.
Typed or printed name of signee

Filling Fees:

$ 125.00 Filing Fee for Articles of Organization and Designation

      of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)

SCHEDULE A

Avatar Properties Inc., the Sole Member of the Company, appointed the individuals listed below to serve as officers of the Company:

Jonathan Fels	President
Michael Levy	Executive Vice President
P.K. Fletcher	Executive Vice President
Randy L. Kotler	Executive Vice President & Treasurer
Juanita 1. Kerrigan	Vice President & Secretary
Melisa R. Boross	Vice President
John R. Corners	Vice President
Maribel G. Pila	Vice President
Michael Rama	Controller
Richard Weida	Assistant Vice President